LEVY & STOPOL, LLP
                                COUNSELORS AT LAW
                             ONE PENNSYLVANIA PLAZA
                                   49TH FLOOR
                             NEW YORK, NY 10119-0165
                                  212-279-7007


                                                                August 4, 1999

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

                     Re: Audiovox Corporation - Registration
                   Statement on Form S-8 filed August 4, 1999

Dear Sir or Madam:

     We are counsel to Audiovox Corporation (the "Registrant"). We furnish this opinion in connection with the above-referenced Registration Statement relating to an aggregate of 100,000 shares (the "Shares") of class A common stock, $.01 par value per share (the "Common Stock") of the Registrant. The Shares will be issued by the Registrant upon the exercise of outstanding warrants by a consultant to the Registrant.

     We advise you that we have examined originals or copies certified or otherwise identified to our satisfaction of the Certificate of Incorporation and By-laws of the Registrant, minutes of meetings of the Board of Directors of the Registrant and such other documents, instruments and certificates of officers and representatives of the Registrant and public officials, and we have made such examination of the law, as we have deemed appropriate as the basis for the opinion hereinafter expressed. In making such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of documents submitted to us as certified or photostatic copies.

     Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and will be validly issued, fully paid and non-assessable, subject, however, to receipt by the Registrant of the exercise price for the warrants.

     We hereby consent to use of this opinion in the Registration Statement and Prospectus, and to the use of our name in the Prospectus under the caption "Legal Matters".

                                                    Very truly yours,


                                                    s/ Levy & Stopol, LLP
                                                       Levy & Stopol, LLP



                                    Exhibit 5

                                      - 1 -